     As filed with the Securities and Exchange Commission on June 18, 1999



                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                   ESPS, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                       24-2845135
(State or other jurisdiction of              (I.R.S. Employer Identification No.)
incorporation of organization)

                        1300 Virginia Drive, Suite 125
                      Ft. Washington, Pennsylvania  19034
                    (Address of principal executive offices)

                Electronic Submission Publishing Systems, Inc.
                           1995 Stock Incentive Plan
                    ESPS, Inc. Employee Stock Purchase Plan
                           (Full title of the plans)

                              Terrence P. Brennan
                     President and Chief Executive Officer
                                  ESPS, Inc.
                        1300 Virginia Drive, Suite 125
                      Ft. Washington, Pennsylvania 19034
                    (Name and address of agent for service)

                                (215) 619-6000
         (Telephone number, including area code, of agent for service)
                            -----------------------
                                   Copy to:
                         James W. McKenzie, Jr., Esq.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA  19103
                                (215) 963-4852

                        CALCULATION OF REGISTRATION FEE

 Title of securities      Number of       Proposed maximum    Proposed maximum
        to be            shares to be      offering price        aggregate            Amount of
     registered         registered (1)        per share      offering price (4)  registration fee (5)
Common stock,            7,070,170 (2) (3)        (4)            $28,953,207         $8,049.00
$0.001 par value
====================================================================================================

(1) This registration statement covers shares of common stock of ESPS, Inc. which may be offered or sold pursuant to the Electronic Submission Publishing Systems, Inc. 1995 Stock Incentive Plan and the ESPS, Inc. Employee Stock Purchase Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Represents 6,720,170 shares of Common Stock of ESPS, Inc. which may be offered or sold pursuant to the Electronic Submission Publishing Systems, Inc. 1995 Stock Incentive Plan.
(3) Represents 350,000 shares of Common Stock of ESPS, Inc. which may be offered or sold pursuant to the ESPS, Inc. Employee Stock Purchase Plan.
(4) With respect to awards that have been previously been issued under the Electronic Submission Publishing Systems, Inc. 1995 Stock Incentive Plan, the actual offering price has been used to compute the maximum offering price pursuant to Rule 457(h)(1). For the remaining shares of Common Stock of ESPS, Inc. issuable under the Electronic Submission Publishing Systems, Inc. 1995 Incentive Stock Plan and the ESPS, Inc. Employee Stock Purchase Plan, information regarding the fluctuating market prices under Rule 457(c) was unavailable at the date of filing of this Registration Statement as the shares were not yet publicly traded. Therefore, the maximum offering price for these shares is based on a bona fide estimate ($7.50) pursuant to Rule 457(a).
(5) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by ESPS, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The prospectus dated June 16, 1999, filed under Rule 424(b) as part of the Company's registration statement on Form S-1 (Registration No. 333-75397) which initiates the consolidated financial statements and schedule of ESPS, Inc. as of March 31, 1998 and 1999 and for each of the three years in the period ended March 31, 1999.

     (b) The description of the Common Stock of the Company contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on June 3, 1999, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement.

     Exhibit
     Number              Exhibit
     ------              -------

        5.1          Opinion of Morgan, Lewis & Bockius LLP.
       23.1          Consent of Ernst & Young LLP.
       23.2          Consent of Morgan, Lewis & Bockius LLP (included within
                     Exhibit 5.1).

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Washington, Pennsylvania on June 17, 1999.

                              ESPS, INC.



                              By:   /s/ Terrence P. Brennan
                                    ------------------------------------------
                                    Terrence P. Brennan
                                    President and Chief Executive Officer

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Terrace P. Brennan and Leonard W. von Vital or either of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or this or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                         Title                    Date
---------------------------- ---------------------------------  -------------

/s/ Terrence P. Brennan
---------------------------- President and Chief Executive      June 17, 1999
Terrence P. Brennan          Officer (principal executive
                             officer)
/s/ Leonard W. von Vital
---------------------------- Chief Financial Officer            June 17, 1999
                             (principal financial officer and
Leonard W. von Vital         accounting officer)

/s/Charles O. Heller
---------------------------- Director                           June 17, 1999
Charles O. Heller

/s/Christopher B. Hollenbeck
---------------------------- Director                           June 17, 1999
Christopher B. Hollenbeck

/s/Michael J. Egan
---------------------------- Director                           June 17, 1999
Michael J. Egan


                                   ESPS, INC.

                               INDEX TO EXHIBITS

Exhibit Number    Document
----------------  --------

  5.1              Opinion of Morgan, Lewis & Bockius LLP.
 23.1              Consent of Ernst & Young LLP.
 23.3              Consent of Morgan, Lewis & Bockius LLP
                   (included with Exhibit 5.1).